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                                                            EXHIBIT 10(i)(a)(10)


                                 PROMISSORY NOTE

$3,000,000                                                      Cincinnati, Ohio
                                                                    May 22, 1997

      For value received, Capital 2000, Inc., to be renamed United Shields Corporation, a Colorado corporation, Maker, promises to pay to the order of Ramsay-Hughes, Inc., the principal sum of up to $3,000,000 on or before September 24, 1997, with interest at the rate of 12% per annum.

      Ramsay-Hughes shall disburse the principal sum to Maker in whole or in part at its discretion as will be memorialized in letters of transmittal to be sent to Maker with each discretionary disbursement. Such letters shall be incorporated into this Promissory Note by reference.

      The principal amount shall be collateralized by the pledge of stock in the number of 3,000,000 shares of stock of Maker to be pledged by T.J. Tully, Gay N. Tully, Nola E. Tully, Andrew T. Tully and/or James F. Tully by and through Stock Pledge Agreements of even date herewith.

      If Maker defaults in any of the terms of this Note and the default is not cured within five days, the full amount of unpaid principal and interest shall become immediately due and payable. Ramsay-Hughes shall have the option of offsetting the proceeds of the sale of the pledged shares in partial or full satisfaction of the defaulted obligation at its discretion. Maker agrees that in any action on this Note or any instrument which provides security for this Note and waives to the fullest extent allowed by law all requirements of diligence and collection, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the collection and enforcement of this Note or any security for this Note.

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      This Note shall be governed by and interpreted in accordance with Ohio law.

                                                  UNITED SHIELDS CORPORATION

                                                  By: /s/ T.J. Tully
                                                     ---------------------------
                                                          T.J. Tully, President



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